Exhibit 99.1

Applied Digital Completes Development Loan Facility with Macquarie Group to Support New AI Factory Campuses

DALLAS, Dec. 18, 2025 (GLOBE NEWSWIRE) -- Applied Digital Corporation (Nasdaq: APLD) (the “Company,” or “Applied Digital”), a builder and operator of next-generation digital infrastructure designed for high-performance computing (“HPC”) and artificial intelligence (“AI”) workloads, today announced it has entered into a loan facility with Macquarie Group’s Commodities and Global Market’s business (“Macquarie”) to fund the pre-lease development costs for new data center projects.

The facility was entered into on December 18, 2025, by APLD DevCo LLC, a wholly owned subsidiary of Applied Digital, and Macquarie and provides pre-lease development capital to support the early-stage sourcing, planning, development, and construction of new data center campuses and other potential projects. Applied Digital is currently in advanced-stage negotiations with another investment-grade hyperscaler for multiple campuses, and the initial $100 million in draws from this facility is intended to support related development activities at these campuses.

The loan facility is designed to support Applied Digital’s disciplined site-development strategy during the pre-lease phase, intended to enable the Company to advance projects efficiently while aligning capital deployment with customer demand.

“This development facility strengthens our ability to move quickly on high-quality sites while maintaining capital flexibility,” said Wes Cummins, Chairman and Chief Executive Officer of Applied Digital. “As demand for AI-optimized data center infrastructure continues to accelerate, this financing is intended to support our strategy of developing purpose-built campuses for hyperscale customers.”

Applied Digital continues to advance multiple large-scale data center opportunities as part of its broader AI infrastructure platform, aligned with growing hyperscale demand.

In connection with the loan facility, Northland Securities, Inc. (d/b/a Northland Capital Markets) acted as sole placement agent. Lowenstein Sandler LLP acted as counsel to the Company and Latham & Watkins LLP acted as counsel to the lender.

About Applied Digital

Applied Digital (Nasdaq: APLD) named Best Data Center in the Americas 2025 by Datacloud — designs, builds, and operates high-performance, sustainably engineered data centers and colocation services for artificial intelligence, cloud, networking, and blockchain workloads. Headquartered in Dallas, TX, and founded in 2021, the Company combines hyperscale expertise, proprietary waterless cooling, and rapid deployment capabilities to deliver secure, scalable compute at industry-leading speed and efficiency, while creating economic opportunities in underserved communities through its award-winning Polaris Forge AI Factory model.

Learn more at applieddigital.com or follow @APLDdigital on X and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and future financing plans. These statements use words, and variations of words, such as “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “demonstrates,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements that reflect perspectives and expectations regarding lease agreements and any current or prospective data center campus development, (ii) statements about the HPC industry, (iii) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (iv) statements of future economic performance, (v) statements of assumptions underlying other statements and statements about the Company or its business and (vi) the Company’s plans to obtain future project financing. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include, among others: our ability to complete construction of our data centers as planned; the lead time of customer acquisition and leasing decisions and related internal approval processes; changes to AI and HPC infrastructure needs and their impact on future plans; costs related to the HPC operations and strategy; our ability to timely deliver any services required in connection with completion of installation under the lease agreements; our ability to raise additional capital to fund the ongoing and future data center construction and operations; our ability to obtain financing of data center leases on acceptable financing terms, or at all; our dependence on principal customers, including our ability to execute and perform our obligations under our leases with key customers, including without limitation, the datacenter leases with CoreWeave and at our Polaris Forge 2 campus and future tenants; our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; availability of financing to continue to grow our business; decline in demand for our products and services; maintenance of third party relationships; and conditions in the debt and equity capital markets. A further list and description of these risks, uncertainties and other factors can be found in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including in the sections captioned “Forward-Looking Statements” and “Risk Factors,” and in the Company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, on the Company’s website (www.applieddigital.com) under “Investors,” or on request from the Company. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.